Exhibit No. 16:
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May 11, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Basic Earth Science Systems, Inc.
Commission File Number: 0-7914


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 9, 2000 to be filed by our former client, Basic Earth Science Systems, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP